UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2005

BUTLER INTERNATIONAL, INC.
(Exact name of Registrant as specified in Charter)

Maryland	0-14951	06-1154321
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Summit Avenue, Montvale, New Jersey 07645
(Address of Principal Executive Offices/Zip Code)

(201) 573-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

	BUTLER INTERNATIONAL, INC.
	Form 8-K dated May 31, 2005

	TABLE OF CONTENTS

		Page
Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	3

Item 9.01.	Financial Statements and Exhibits	3

Signature		4

Exhibit Listing		5

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        On May 31, 2005, Butler International, Inc. (Nasdaq: BUTL) issued a press release  announcing that the Company appeared before the NASDAQ Qualifications Panel on May 26, 2005.  This press release is attached as Exhibit 99.1.

        Butler International, Inc. appeared before the NASDAQ Listing Qualifications Panel on Thursday, May 26, 2005 to request a further extension of the deadline to file its Annual Report on Form 10-K for the year ended December 31, 2004.

        On May 25, 2005, the Company received a notice from NASDAQ that as a result of not timely filing its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 it is not in compliance with NASDAQ's listing requirements.  During the May 26th hearing, the Company also requested from NASDAQ a further extension for compliance under Rule 4310(c)(14) for filing its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.  The Company expects a decision on its requests for these extensions within 30 days.

        In connection with the audit of its 2004 consolidated financial statements, the Company, along with its independent public accountants, is conducting a review of its accounting treatment of Chief Executive Magazine, a related party, for the years ended December 31, 2004 and 2003.  The Company does not expect any adjustments to result in a change to earnings.

Item 9.01.   Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

        The exhibit listed below is being furnished pursuant to Item 9.01.

Exhibit No.	Description

99.1	Press Release, dated May 31, 2005 announcing NASDAQ Qualifications Panel hearing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 31, 2004	BUTLER INTERNATIONAL, INC.
(Registrant)

By: /s/ Edward M. Kopko
Edward M. Kopko
Chairman of the Board of Directors
and Chief Executive Officer

BUTLER INTERNATIONAL, INC.
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 31, 2005 announcing NASDAQ Qualifications Panel hearing.